SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MERIX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Oregon	93-1135197
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon	97116
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, without par value
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

Item 1 of Merix Corporation’s Form 8-A is amended as follows:

Effective April 1, 2002, Merix Corporation amended its Rights Agreement dated as of March 25, 1997 between Merix and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services L.L.C.), as Rights Agent, to amend the requirements for changing the rights agent and appoint a successor Rights Agent. The amendments are attached to this Form 8-A and incorporated by reference.

Item 2.    Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
4.1	Form of Amendment No. 1 to Rights Agreement, dated as of April 1, 2002, between Merix Corporation and Mellon Investor Services LLC (formerly ChaseMellon Investor Services L.L.C.), as Rights Agent

4.2	Form of Amendment No. 2 to Rights Agreement, dated as of April 1, 2002, between Merix Corporation and American Stock Transfer & Trust Company, as Rights Agent

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MERIX CORPORATION

Date: April 2, 2002	By:	/s/ Janie S. Brown
Janie S. Brown Sr. Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Amendment No. 1 to Rights Agreement, dated as of April 1, 2002, between Merix Corporation and Mellon Investor Services LLC (formerly ChaseMellon Investor Services L.L.C.), as Rights Agent

4.2	Form of Amendment No. 2 to Rights Agreement, dated as of April 1, 2002, between Merix Corporation and American Stock Transfer & Trust Company, as Rights Agent